Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 7, 2017 relating to the financial statements of Oasis Midstream Partners LP Predecessor, which appears in Oasis Midstream Partners LP’s Prospectus pursuant to Rule 424(b), which forms part of Oasis Midstream Partners LP’s Registration Statement on Form S-1 (No. 333-217976).

/s/ PricewaterhouseCoopers LLP

Houston, Texas

September 25, 2017